Exhibit 10.7
AMENDMENT NO. 1 TO THE BASE CONTRACT FOR SALE
AND PURCHASE OF NATURAL GAS
DATED AS OF NOVEMBER 8, 2010
between
CHEVRON NATURAL GAS, A DIVISION OF CHEVRON U.S.A. INC.
and
ATLAS RESOURCES, LLC, VIKING RESOURCES, LLC, AND RESOURCE ENERGY, LLC,
DATED AS OF JANUARY 6, 2011

VIA E-MAIL AND UPS
January 6, 2011
Chevron Natural Gas, a division of Chevron USA Inc.
P.O. Box 4700
Houston, Texas 77210
Attention:     Contract Administration
E-mail:         ELLZ@chevron.com
RE:	Amendment of NAESB
Ladies and Gentlemen:
This letter will confirm the understanding of Atlas Resources, LLC and Chevron Natural Gas, a division of Chevron U.S.A. Inc., under that certain Base Contract for Sale and Purchase of Natural Gas dated as of November 8, 2010 (including the special provisions and forms of transaction confirmations attached thereto), and that certain Agreement Regarding Transaction Confirmations between the same parties and dated as of the same date, that the references in each of those agreements to “not more than 60 days following the execution and delivery of the Restructuring Agreements (as defined below)” be replaced with “not later than January 31, 2011”. For the avoidance of doubt, this letter further confirms the understanding of the parties that such agreements permit the Delivery Period to commence other than on the first day of a calendar month.
Please confirm your agreement with the foregoing by executing a copy of this letter in the space provided below and returning it via e-mail to Atlas Resources, LLC at jhammond@atlasenergy.com.

Sincerely, Atlas Resources, LLC
By:	/s/ John F. Hammond
John F. (Jay) Hammond
Secretary and Attorney-in-Fact
INTENDING TO BE LEGALLY BOUND, the foregoing is acknowledged and agreed to by the undersigned as of the date first set forth above.
Chevron Natural Gas, a Division of Chevron U.S.A., Inc.

By:	/s/ J. Brent Faulk Name: J. Brent Faulk, Vice President

cc: T. David Bond (via e-mail only)